Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 26, 2009 with respect to the consolidated financial statements of Cornerstone Therapeutics Inc. appearing in the 2008 Annual Report of Cornerstone Therapeutics Inc. to its shareholders on Form 10-K for the year ended December 31, 2008 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP
Raleigh, North Carolina
August 11, 2009